Exh. 10-29

                         APS Practice Management, Inc.
              Certificate of Designation of Rights and Preferences
                     Series A Serial Founders Common Stock


        By joint unanimous written consent of the directors and shareholders dated September 30, 1997, the directors and shareholders of APS Practice Management, Inc., a Texas corporation (the Corporation) created a Series A of the Corporations authorized Serial Founders Common Stock, designated the Series A Serial Founders Common Stock (hereinafter the Series A Common), and, in accordance with the Articles of Incorporation of the Corporation, adopted and established the following as the rights and preferences of the Series A Common:

1. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporations affairs, the holders of the Series A Common shall only be entitled to be paid, with respect to each Series A Common share then held, an amount equal to the par value thereof, and to no other payment or distribution whatsoever, regardless of the amount which may be paid or distributable to holders of the Corporations other classes and series of capital stock.

2. The holders of the Series A Common shares shall have no right to receive or participate in any dividends or other distributions by the Corporation whatsoever, whether in cash, stock, property or otherwise, regardless of the amount of any dividends or other distributions that may be declared or paid with respect to any other classes or series of the Corporations capital stock.

3. Any issued and outstanding Series A Common shares may be redeemed, in whole or in part, at the Corporations sole option, by a vote of a majority of its board of directors, at a redemption price equal to the par value of the Series A Common shares redeemed, and no more, upon any of the following conditions or events:

(a) In the event more than 111,111 shares of Series A Common are issued and outstanding on or after September 1, 1999;

(b) In the event any of the Series A Common shares are issued and outstanding on or after September 1, 2001; or

(c)  In the event the employment of either John R. Hedrick  (Hedrick) or Michael
     R. Beck (Beck) with the Corporation ceases or terminates for any reason, except upon a termination by the Corporation other than for cause (as herein defined). For purposes hereof, the termination of the employment of Hedrick or Beck by the Corporation for any of the following reasons shall be deemed termination for cause:

(i)  violation of any rule, regulation, practice or policy of the Corporation;

(ii) any violation, breach or default under any provision of that certain Stock Purchase Agreement dated effective October 1, 1997 between the purchasers identified therein, the Corporation, Beck and Hedrick;

(iii)conviction  of  an  offense   constituting  a  felony  or  involving  moral
     turpitude;

(iv) material dishonesty in the performance of employment duties or engaging in a material conflict of interest with the Corporation that is not fully disclosed to and approved by the board of directors of the Corporation;

(v) failure to follow reasonable instructions or directions from the board of directors of the Corporation, or any other person authorized by the board of directors of the Corporation to give such instructions or directions, or other failure to perform his duties as an employee or officer (if elected) of the Corporation; or

(vi) the commission of any other act or the existence of any state of facts which would legally justify an employer in terminating a contract of employment (regardless of whether, in fact, there is a contract of employment at such time).

The Corporation will mail notice of any proposed redemption, not fewer than five(5) days before the date fixed for redemption, to each record holder of the Series A Common shares to be redeemed at the shareholders address as it appears on the Corporations stock records. Such redemption notice will indicate the shares to be redeemed, the date fixed for redemption and the place where shareholders may obtain payment of their redemption price upon surrendering their share certificates. The board of directors shall be authorized, by majority vote, to establish such other procedures to consummate the redemption of Series A Common shares as it deems reasonable, necessary or convenient. On and after the date fixed for redemption, any holder of SeriesA Common shares to be redeemed shall have no further rights with respect to, or by virtue of, such Series A Common shares, except the right to be paid the redemption price therefor upon compliance with the procedures for redemption.

4. The holders of the Series A Common shares shall be entitled to convert, on a share-for-share basis, up to that percentage (as reflected in the table below) of their shares of Series A Common into shares of common stock of the Corporation, based on the aggregate dollar volume of acquisitions of businesses or practices by the Corporation, as set forth in the following table:

          Percentage  of                            Amount of Aggregate
     Series A share holdings                    Acquisition Purchase Price of
      that may be converted                        Business or Practices
     -----------------------                    -----------------------------
          up to 50%                                 at least $20,000,000

     an additional 25%                              at least $30,000,000

     the remaining 25%                              At least $40,000,000

        The conversion rights, and any convertibility features, of the Series A Common, shall automatically and completely expire on September 1, 2001, regardless of whether there were ever sufficient acquisitions to allow any conversion rights to become exercisable. Thereafter, there shall be no right to convert any shares of Series A Common into common stock or any other class or series of the Corporations capital stock.

        The Corporation will at all times reserve out of its authorized but unissued common stock, the full number of common stock shares that would be deliverable on converting all SeriesA Common shares from time to time outstanding that have remaining conversion rights. In the event a holder of Series A Common shares that are then eligible for conversion elects to exercise such conversion right, such shareholder shall submit share certificates evidencing the SeriesA Common shares to be converted to the Corporation, and shall provide such other documentation and comply with such other procedural requirements for conversion as shall be reasonably required by the board of directors of the Corporation. Upon any such conversion, any holder of Series A Common shares being converted shall be entitled to receive one (1) share of the Corporations common stock in exchange for each share of Series A Common being converted, and no more. No additional payments or consideration whatsoever shall be paid upon the conversion of any Series A Common shares.

        5.  Except for such rights and  preferences  as are  expressly  provided herein or expressly provided in the Articles of Incorporation of the Corporation, the holders of the SeriesA Common shares shall be entitled to no rights or preferences whatsoever with respect to the shares of Series A Common held by them. In the event of any conflict between the rights and preferences provided for in the Articles of Incorporation and those provided for in this Certificate of Designation of Rights and Preferences, those provided for herein shall control in all respects. In no event shall the sale, conveyance or other transfer of any Series A Common shares that, at any time, may be owned by Hedrick or Beck, operate to limit, modify, suspend or otherwise affect any of the rights, preferences or obligations of any of the holders of the Series A Common shares as provided herein.

        The foregoing constitutes a true and correct copy of the Certificate of Designation of Rights and Preferences of the Series A Serial Founders Common Stock, the filing of which has been duly authorized by the Board of Directors and Shareholders of the Corporation on September 30, 1997.

                                             /s/ John R. Hedrick
                                            ------------------------------------
                                          John R. Hedrick, Senior Vice President